012

# MANAGING DIRECTOR EMPLOYMENT AGREEMENT

BASE IRON LIMITED
(ABN 88 125 546 910)
**(COMPANY)**

TIM CARSTENS
**(MANAGING DIRECTOR)**

Price Sierakowski Pty Ltd
ACN 113 920 442
Level 24, St Martin's Tower
44 St George's Terrace
Perth WA 6000

Telephone +61 (08) 9221 6733
Facsimile +61 (08) 9221 6744

price LAWYERS sierakowski

# Contents

This Agreement is dated the 6th day of May 2008

# Between:

**BASE IRON LIMITED** (ABN 88 125 546 910) of c/- Ground Floor, 30 Richardson Street, West Perth in the State of Western Australia ("**the Company**")

The person named in the Schedule ("**the Managing Director**")

---

# It is agreed as follows.

## 1 Definitions and Interpretation

### 1.1 Definitions

The following definitions apply unless the context requires otherwise.

(a) "**ASX**" means the Australian Securities Exchange Limited (ABN 98 008 624 691).

(b) "**Board of Directors**" means the Board of Directors of the Company.

(c) "**Position**" means the position mentioned in the Schedule and more fully described in annexure "A".

(d) "**Related Corporation**" has the meaning given to "Related Body Corporate" in the Corporations Act.

(e) "**Schedule**" means the schedule to this Agreement.

### 1.2 Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a) The singular includes the plural and conversely.

(b) A gender includes all genders.

(c) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of the foregoing.

(e) A reference to a Clause is a reference to a clause of this Agreement.

(f) A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced from time to time except to the extent prohibited by this Agreement or that other agreement or document.

## 2 Appointment

### 2.1 Position

The Company agrees to employ the Managing Director to the Position and the Managing Director agrees to perform the duties of that office.

### 2.2 Appointment

The Managing Director shall hold that office for the term specified in the Schedule, but in accordance with the Company's Constitution his appointment shall determine if he ceases from any cause to be a director, or the Company in general meeting resolves that his tenure of office be determined, and at all times subject to the provisions for termination incorporated in this Agreement.

### 2.3 Particulars of Position

It is agreed that the principal particulars of the Position including:

(a) to whom the Managing Director reports;

(b) who directly reports to the Managing Director;

(c) the main purpose and important functions of the Position;

(d) the limits of authority and relationship of the Position,

are those set out in annexure "A".

## 3 Term

This Agreement commences on the date mentioned in the Schedule and, subject to Clause 16 continues for a period of not less than that mentioned in the Schedule from that date.

## 4 Probation Period

Upon commencement of employment, the Managing Director will be subject to a 6 month probation period ("Probation") whereby the Company may, should it see fit, and without providing reason, terminate the Managing Director's Employment Agreement by 3 months notice in writing.

## 5 Performance of Duties

### 5.1 Engagement as Full-Time Managing Director

The Managing Director is engaged as a full-time employee of the Company and during usual business hours and such other hours as the exigencies of business may from time to time require, the Managing Director shall devote the whole of his time, attention and skill to the duties of his position and to the business of the Company and of such Related Corporations of the Company as the Company may from time to time direct.

### 5.2 Performance by Managing Director

The Managing Director shall faithfully and diligently perform the duties and exercise the powers from time to time assigned to or vested in him. The Managing Director shall perform those duties and exercise those powers in a proper and reasonable manner, with the standard of diligence and care normally exercised by a person bearing comparable qualifications in the performance of comparable duties and in accordance with generally accepted practices and standards appropriate to those duties and that industry.

### 5.3 Compliance with Directions

The Managing Director shall obey all reasonable and lawful directions given to him by or under the authority of the Board of Directors and shall faithfully serve the Company and

use his best endeavours to promote the interests of the Company and of such Related Corporations of the Company as the Company may from time to time direct.

### 5.4 Related Offices

The Managing Director, without further remuneration, shall accept those offices in Related Corporations of the Company as the Company may from time to time reasonably require except that the Managing Director may not be required without his consent to accept an office in a Related Corporation incorporated in a country other than Australia.

### 5.5 Prohibited Interests

Except as a representative of the Company or with the consent in writing of the Board of Directors or pursuant to authority given by a resolution of the Company in general meeting, during the continuance of employment under this Agreement the Managing Director shall not be engaged, concerned or interested either directly or indirectly in any other business competing in any material respect with the business for the time being of the Company or of any of its Related Corporations.

### 5.6 Permitted Investment

Clause 5.5 does not preclude the Managing Director from holding or being interested solely by way of a bona fide portfolio investment in stocks, shares, units or other securities (quoted or unquoted) of any company, trust or other entity if that investment is undertaken in compliance with the Company's investment guidelines and policies (if any) in force at the date of that investment.

## 6 Confidential Information

### 6.1 Managing Director's Covenants

The Managing Director covenants with the Company that both during the continuance and after the termination of this Agreement he shall keep entirely secret and confidential and shall not directly or indirectly use, divulge or communicate to any person any of the trade secrets or other confidential information of, or in relation to the business of, the Company (including, without limitation, lists or details of customers of the Company) which he may receive, obtain or have access to while in the employment of the Company. This restriction does not apply to trade secrets or other confidential information which may come into the public domain otherwise than through a breach by the Managing Director of this Clause 6 or which are used, divulged or communicated by the Managing Director with proper authority.

### 6.2 Application to Related Corporations

The provisions of Clause 6.1 apply in relation to trade secrets and other confidential information of any Related Corporations of the Company which the Managing Director may receive, obtain or have access to while in the employment of the Company. Upon request of the Company the Managing Director shall enter into a separate agreement or undertaking with such Related Corporation to similar effect as this Clause 6.

## 7 Remuneration

### 7.1 Total Remuneration

In this Clause 7 Total Remuneration as specified more particular in the Schedule, means the total of all compensation and benefits provided to or for the benefit of the Managing Director pursuant to this Clause and, without limitation, may include salary, vehicle lease and running costs and other similar benefits.

### 7.2 Amount

During the continuance of the Managing Director's employment under this Agreement the Company shall provide to him or for his benefit Total Remuneration as set forth in the Schedule (or such other rate as may be agreed in writing between the parties from time to time).

### 7.3 Allocation

The Total Remuneration shall be allocated in such manner as the Managing Director may reasonably require and shall comply with the Company's guidelines and policies relating to the provision of remuneration in force at the relevant time. Allocation of the Total Remuneration shall not be varied more than once in each calendar year except with the consent of the Company.

### 7.4 Structure and Superannuation

Notwithstanding Clauses 7.2 and 7.3:

(a) the Company is not obliged to make any contribution to a superannuation fund which is not a complying superannuation fund for the purposes of the Income Tax Assessment Act 1936 or to the extent that the contribution would or might not be an allowable deduction to the Company.

### 7.5 No Additional Remuneration

The Managing Director is not entitled to receive any additional remuneration for work performed outside usual business hours.

### 7.6 Review

At the times mentioned in the schedule the Company and the Managing Director shall negotiate in good faith to review the level of Total Remuneration with a view to agreeing whether any variation should be made to this Clause 7.

## 8 Expenses

The Managing Director is entitled to have refunded to him all out-of-pocket expenses (including expenses of entertainment, subsistence and travelling) reasonably and properly incurred by him in the performance of his duties under this Agreement and in accordance with the Company's guidelines and policies in respect of such expenditure in force at the date of the expenditure. At the request of the Company the Managing Director shall provide to it vouchers, receipts and other documents in respect of all such expenses. The Company is not obliged to refund to the Managing Director expenses in respect of which vouchers, receipts and other documents are not so provided.

## 9 Redundancy

In the event that the Managing Director is made redundant by the Company, the redundancy payment will be calculated pro rata based on the following:

(a) 3 months remuneration following 12 months employment;

(b) 6 months remuneration following 24 months employment; and

(c) 12 months remuneration after 36 months employment.

## 10 Holidays

The Managing Director is entitled without loss of remuneration to four weeks holiday in each year (in addition to bank and other public holidays), to be taken at a time or times convenient to the Company (Annual Leave). Annual Leave may be accumulated from year to year. For the purposes of calculating any payment in lieu of Annual Leave upon the termination of this Agreement, the Annual Leave year is deemed to start on the date of commencement of this Agreement and entitlement to Annual Leave accrues pro rata through each year. Leave loading is not payable for Annual Leave.

## 11 Sick Leave

### 11.1 Entitlement

The Managing Director is entitled to take the greater of 10 days sick leave per annum (non-cumulative) or the statutory minimum number of days sick leave provided in the Minimum Conditions of Employment Act (1993) WA for every completed year of service.

### 11.2 No Documentation

Sick leave shall not be accumulated from year to year and there shall be no entitlement to pay in lieu of sick leave.

### 11.3 Extended Absence

Should the Employee be absent from work due to illness on any occasion for more than TWO (2) days, the Employee shall, upon his return to work, present to the employer a doctor's certificate to serve as evidence of the illness. Should the Employee not so present such a certificate to the Company the Employee's absence from work shall be regarded as being part of the Annual Leave entitlement or, if such entitlement is exhausted, be regarded as unpaid leave. In addition, a failure to produce a medical certificate as required shall constitute a breach of this Agreement.

## 12 Superannuation

Upon receipt of a membership application from the Managing Director the Company shall contribute such statutory minimum contributions as may be prescribed from time to time, to an approved occupational superannuation fund on the Managing Director's behalf.

## 13 Inventions

### 13.1 Company Property

If during (his) employment under this Agreement the Managing Director makes an invention, discovery, design, improvement, development, copyright work or circuit layout ("Invention") relating to or capable of being used in the business of the Company or any of its Related Corporations, he shall promptly disclose full details of the Invention to the Company and the Invention shall be the property of the Company.

### 13.2 Benefit and Protection

The Managing Director shall hold the Invention on trust for the Company and at the request and expense of the Company shall do all things necessary to enable the Company or its nominee to obtain the benefit of the Invention and to secure patent or other appropriate forms of protection for the Invention.

### 13.3 Further Disclosure and Use

Except as provided in this Clause 13 or as may be necessary in the course of his employment, the Managing Director shall not disclose or make use of any Invention which is the property of the Company pursuant to clause 13.1.

### 13.4 Continuing Obligations

Rights and obligations under this Clause 13 in respect of Inventions made during the Managing Director's employment under this Agreement continue in force after termination of the Agreement (by whatever means and whether in breach of Agreement or not) and are binding on the representatives of the Managing Director.

## 14 Restrictions

### 14.1 Definitions

In this Clause 14:

(a) "**Termination Date**" means the date on which this Agreement is determined (irrespective of the cause or manner);

(b) "**Termination of Employment**" means termination by any means (whether in breach of Agreement or not);

(c) "**Confidential Information**" means trade secrets (including details of customers, formulae, processes and other know-how) which are for the time being confidential to the Company;

(d) "**Restraint Area**" means each of the areas described in the Schedule separately;

(e) "**Restraint Period**" means each of the periods described in the Schedule separately;

(f) "**Restricted Activities**" means a business or operation of similar size and focus and includes, without limitation, a junior iron ore explorer with a market capitalisation of less than $50,000,000.

### 14.2 Additional Restrictions

Since the Managing Director in the course of his employment with the Company is likely to obtain knowledge of Confidential Information of the Company and since the Managing Director has and in the course of his employment with the Company is likely to obtain personal knowledge and influence over customers, suppliers and other employees of the Company, the Managing Director agrees in addition to the restrictions in Clauses 5, 6 and 13 that:

(a) after the Termination Date he shall not represent himself or hold himself out as being connected with or involved in an executive capacity in the business of the Company or any of its Related Corporations;

(b) whether on his own account or for any other person, firm, company or other entity, he shall not during the Restraint Period and within the Restraint Area from the Termination Date employ, engage, solicit, interfere with or endeavour to entice away from the Company or any of its Related Corporations any employee of the Company or of a Related Corporation;

(c) if the Company obtains any Confidential Information from any third party under an agreement which includes restrictions on disclosure known to the Managing Director, he shall not at any time (whether during his employment or after the Termination Date) infringe those restrictions;

(d) he shall not during the Restraint Period from the Termination Date be engaged, concerned or interested either directly or indirectly in any business which is or is about to be engaged in the Restricted Activities in competition with the Company within the Restraint Area;

(e) he shall not during the Restraint Period from the Termination Date carry on for his own account, either alone or in partnership, or be concerned as a director in any company engaged in any such business (as described in (d) above) within the Restraint Area;

(f) he shall not during the Restraint Period from the Termination Date assist any person engaged, concerned or interested or about to be engaged, concerned or interested in any such business with technical advice in relation to Restricted Activities within the Restraint Area; and

### 14.3 Related Corporations

Since, by reason of services rendered for or office held in Related Corporations of the Company, the Managing Director in the course of his employment also may obtain knowledge of Confidential Information of a Related Corporation or personal knowledge and influence over customers, suppliers and employees of a Related Corporation, the Managing Director agrees that at the request and cost of that Related Corporation he shall enter into a direct agreement or undertaking with it whereby he shall accept such restrictions and provisions corresponding to those contained in this Agreement as that Related Corporation may reasonably require for the protection of its legitimate interests.

### 14.4 Severability

The restrictions contained in this Clause 14 are considered by the parties to be reasonable in all the circumstances. If any one or more of them (either by itself or together with others) is adjudged to go beyond what is reasonable in the circumstances for the protection of the Company's legitimate interest but would be adjudged reasonable for the protection of its interest if any particular restriction or part of a restriction were deleted or limited in particular manner, then the restriction shall apply with such deletion or limitation.

### 14.5 Restrictions Reasonable and Necessary

The Managing Director agrees that having regard to the facts and matters set out above, the restrictive covenants contained in this Clause 14 are reasonable and necessary for the protection of Confidential Information and the Company and he further agree that having regard to those circumstances those covenants do not work harshly upon him.

## 15 Transfer of Employment

### 15.1 Definition of New Employer

In this Clause 15 New Employer means a company which has acquired or agreed to acquire the whole or substantially the whole of the undertaking and assets of the Company or which has acquired or agreed to acquire not less than 90% of the equity share capital of the Company, or a subsidiary of such a company.

### 15.2 Failure to Accept Transfer

If the Managing Director refuses or fails to agree to accept employment offered to him by a New Employer on terms no less favourable to him than the terms in effect under this Agreement, the Managing Director shall have no claim against the Company by reason of the termination of this Agreement by the Company after such refusal or failure to agree.

# 16 Termination of Employment

## 16.1 Termination

The Company or the Managing Director may terminate this Agreement at any time by giving to the other not less than 3 months notice in writing in that regard.

## 16.2 Termination for Incapacity or Breach

The Company may terminate this Agreement at any time:

(a) by one months' notice to the Managing Director, if the Managing Director is unable by reason of illness or incapacity (mental or physical) to perform his duties under this Agreement and has been unable to do so for a total period of 60 days or more (whether or not consecutive) in the 12 months preceding the date of giving that notice. Unless the Company in its absolute discretion withdraws a notice, that notice remains in effect notwithstanding that prior to expiration of the three month notice period the Managing Director ceases to be unable to perform his duties under this Agreement; or

(b) summarily without notice if the Managing Director:

  (i) (after reasonable warning) unreasonably refuses or persistently and without sufficient cause neglects to perform his duties under this Agreement or to comply with any reasonable or proper direction or regulation given or made by, on behalf, at the direction or with the consent of the Company; or

  (ii) engages in any conduct which in the reasonable opinion of the Board of Directors has the effect in a material sense of bringing the Company or any of its Related Corporations into disrepute; or

  (iii) becomes a bankrupt or commits any act of bankruptcy or enters into a deed of assignment, deed of arrangement or composition with his creditors under Part X of the Bankruptcy Act 1966; or

  (iv) refuses or fails to agree to accept employment on the terms and in the circumstances specified in Clause 15.

## 16.3 Resignation from Office

Upon termination of this Agreement the Managing Director shall immediately upon the request of the Company and without claim for compensation, resign from office as a director and from any other office of the Company and of any Related Corporations of the Company. The Managing Director irrevocably appoints the Company his attorney in his name and on his behalf to sign and do any documents or things necessary or desirable to give effect to his resignation from such office and to any other matter arising from such resignation.

## 16.4 Delivery of Documents

Upon termination of this Agreement, the Managing Director shall immediately deliver to the Company all documents and copy documents (including, without limitation, correspondence, project and other due diligence information, reports, feasibility and other studies, financial statements, projections, budgets and forecasts, corporate and Board documents, papers, minutes and returns, lists of customers, notes, memoranda, plans, drawings and other documents of whatsoever nature) concerning the affairs (including, without limitation, the business and finances) of the Company or of any Related Corporations of the Company which are in his possession or under his control and which were made or compiled by or delivered to or made available to or accessible by him during his employment under this Agreement. Property in such documents is at all times vested in the Company or its Related Corporations.

# 17 Notices

Any notice, demand, consent or other communication (a "Notice") given or made under this Agreement:

(a) shall be in writing and signed by a person duly authorised by the sender;

(b) shall either be delivered to the intended recipient by prepaid post (where posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fax number last notified by the intended recipient to the sender:

| | | |
|---|---|---|
| (i) | to the Company: | the Company Secretary<br>c/- Ground Floor<br>30 Richardson Street<br>West Perth WA 6005<br>Facsimile: (08) 9322 8744 |
| (ii) | to the Managing Director: | the address of the Managing Director in the Schedule |

(c) shall be taken to be duly given or made:

(i) in the case of delivery in person, when delivered;

(ii) in the case of delivery by post, two business days after the date of posting (where posted to an address in the same country) or seven business days after the date of posting (where posted to an address in another country);

(iii) in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages, the correct destination fax machine number and the result of the transmission as "OK",

but if the result of the foregoing is that a Notice would be taken to be given or made on a day which is not a business day in the place to which the Notice is sent or later than 4.00 pm (local time), it shall be taken to have been duly given or made at the commencement of business on the next business day in that place.

# 18 Dispute Resolution

## 18.1 Negotiation

If any dispute or difference arises between the Company and the Managing Director ("Parties") in connection with or relating to this Agreement or its validity or anything referred to in or the subject of this Agreement or the Position unless this Agreement specifies or contemplates otherwise, the Parties undertake to use all reasonable endeavours, in good faith, to settle the dispute or difference by negotiation.

## 18.2 Arbitration

If the Parties are unable to settle the dispute or difference by negotiation, then, but not earlier than fourteen (14) days after the dispute or difference was first referred to negotiation, the dispute or difference is to be settled by arbitration, in accordance with the provisions of the *Commercial Arbitration Act 1985*.

### 18.3 Parties may be Represented

Any Party may be represented at the arbitration proceedings by a qualified legal practitioner or other representative.

### 18.4 Submissions must be Written

All evidence and submissions to the arbitrator are to be in writing unless the arbitrator directs otherwise.

### 18.5 Authority of Arbitrator

The arbitrator is to have authority to give a Party such relief as could be ordered by a court having the appropriate jurisdiction.

### 18.6 Indemnity

Both Parties agree to indemnify the arbitrator against any loss, liability, cost or expense incurred or suffered by the arbitrator arising from or in connection with the arbitration in equal shares.

## 19 Continuation of Obligations

The expiration or termination of this Agreement, whether in breach of Agreement or not, does not affect provisions of this Agreement expressed to operate or have effect after expiration or termination.

## 20 Assignment

### 20.1 Successors

Rights and obligations of the Company under this Agreement endure to the benefit of and are binding upon the successors of the Company.

### 20.2 Assignment of Rights and Obligations

The Company may assign those rights and obligations, for all or any part of the term of this Agreement, to any other company as part of a reconstruction or amalgamation or to a Related Corporation of the Company, provided that the other company or Related Corporation could reasonably be expected to undertake those financial obligations of the Company under this Agreement which remain outstanding at the date of assignment.

### 20.3 Reference to Company

Following an assignment in accordance with this Clause 20, references in this Agreement to the Company shall be deemed to mean the assignee.

## 21 Governing law

This Agreement is governed by the laws of Western Australia. Each party submits to the exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Agreement.

# Schedule

**1. Date of Agreement**

**2. Managing Director:**

**Name:** Tim Carstens

**Address:** 16 Little High Street
Fremantle WA 6160

**3. Position:**

Managing Director

**4. Commencing Date of Engagement (refer clause 3):**

5 May 2008

**5. Period (refer clause 3):**

From 5 May 2008 until terminated in accordance with this Agreement.

**6. Restraint Area (refer clause 14.2):**

(a) Within the Commonwealth of Australia;

(b) Within the State of Western Australia;

(c) Within 500km of the Perth CBD, General Post Office;

**7. Restraint Period (refer clause 14.2):**

(a) The period from the Termination Date to the date 6 months after the Termination Date;

(b) The period from the Termination Date to the date 3 months after the Termination Date;

**8. Remuneration (refer clause 7.2):**

$275,000 per annum paid monthly on or before the 15th day of each month (plus 9% superannuation)

**9. Special Conditions:**

Subject to compliance with the provisions of Chapter 2E of the *Corporations Act 2001 (Cth)* (including receiving member approval in accordance with sections 217 to 227 of the *Corporations Act 2001 (Cth)*, if applicable), 2,000,000 Options will be issued to the Managing Director within 30 days of the Commencement Date.

The options shall not be exercisable until the completion of the Probation Period but are otherwise exercisable as follows:

1. 1,000,000 shares at $0.25 exercisable within 3 years from date of issue;
2. 500,000 shares at $0.50 exercisable within 3 years from date of issue;
3. 500,000 shares at $0.75 exercisable within 4 years from date of issue.

The options shall lapse if they remain un-exercised within 30 days of the Termination Date.

**10. Times for review of Remuneration (refer clause 7.6):**

The Managing Director's Total Remuneration shall be reviewed annually to key performance indicators set by the Board.

## Executed as an agreement

| | | |
|---|---|---|
| **EXECUTED** by **BASE IRON LIMITED** (ABN 88 125 546 910) in accordance with section 127 of the Corporations Act | ) ) ) | |
| Director/~~Company Secretary~~ | | Director |
| SAM WILLIS. | | Eric de Mori |
| Name of Director/~~Company Secretary~~ (BLOCK LETTERS) | | Name of Director (BLOCK LETTERS) |

**SIGNED** by the said **TIM CARSTENS** in the presence of:

Managing Director

6 May 2008

Signature (Witness)

GEMMA DALE.

Print Name (Witness)

# Annexure "A"

**The Position:** Managing Director

**Reports to:** Board

**Main Purpose**
To effectively manage the Company including organisation, planning, leading, motivating and coordinating the activities of the Company to reach pre-set objectives in terms of key performance indicators determined from time to time by the Board including with respect to business development, systems development, corporate positioning revenue and profitability of the Company.

**Important Functions**
Overall management and control of the Company which will include:

- Develop and document five year organisational plans.
- Develop and documents strategic corporate, business, marketing and operational plans.
- Present opportunities for business growth and expansion.
- Direct the activities of the Company for the achievement of short and long term business objectives increasing profit and market control.
- In conjunction with the Board, develop and impart a vision to the organisation which will inspire and motivate employees to high levels of achievement.
- Responsibility for profitable operations and continual improvements in corporate/operational/administrative functions and annual growth plans.
- Maximise the use of initiative to capitalise upon new business opportunities.
- Involvement in the development of divisional budgets to ensure all forward plans are incorporated to make the budget meaningful in terms of revenue and profit expectations.
- Assist the development and implementation of the Company's technologies and its objectives and policies.
- Leadership and motivation of the corporate team providing guidance, support and advice when appropriate to meet company performance and benchmarks.
- Meeting monthly deadlines and ensuring monthly board papers and project reports are produced on time.
- Participate in senior staff performance review processes and to ensure the staff are appointed, promoted, demoted and terminated within a culture of equity, fairness and with due consideration of relevant employment legislation and established best practice.
- Monitor divisions performance to budget and take appropriate action to rectify any potential problems and review performance and growth indicators.
- Oversee the efficient and effective administration of all divisions and activities.

**Limits of Authority**
Limits of authority would be set by the Board and will be discussed in detail with the successful application upon commencement.

**Special Relationships**
A very close working relationship will need to be developed with the Board and the senior management team.

**THIS DEED** is made the 26th day of JUNE 2008

**BASE IRON LIMITED** ACN 125 546 910 of Ground Floor, 30 Richardson Street, West Perth, Western Australia ("**Base**")

**AND**

**TIM CARSTENS** of 16 Little High Street, Fremantle, Western Australia ("**Managing Director**")

**RECITALS**

**A.** By Employment Agreement dated on or about 6 May 2008 between Base and the Managing Director ("**Agreement**"), the Managing Director agreed to be appointed by the Company pursuant to the terms and conditions of the Agreement.

**B.** The Parties wish to acknowledge the continuation of the Agreement and to vary the terms of the Agreement in accordance with, and on the terms contained in, this Deed.

**IT IS AGREED:**

## 1. DEFINITIONS

Words and expressions defined in the Agreement shall have the same meanings where used in this Deed unless the context otherwise requires.

## 2. AMENDMENT TO CONDITION 9 OF THE AGREEMENT

The Agreement is amended with effect from the date of this Deed by amending Condition 9 by deleting the existing clause and inserting the following:

The Options shall not be exercisable until the completion of the Probation Period but are otherwise exercisable as follows:

(i) 2,000,000 Shares at $0.25 exercisable within 3 years from date of issue;

## 3. RATIFICATION AND CONFIRMATION

The Parties executing this Deed hereby ratify and confirm all the terms and conditions of the Agreement except to the extent that they are varied by this Deed.

## 4. COUNTERPARTS

This Deed may be signed in any number of counterparts (including by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same document.

**EXECUTED** as a Deed

**EXECUTED** by **BASE IRON LIMITED** )
ACN 125 546 910 )
in accordance with the Corporations Act )

............................................................
Director

............................................................
Director/~~Secretary~~

**EXECUTED** by )
**TIM CARSTENS** )
)
)

............................................................

012

**BASE IRON LTD**

19 October 2009

Mr Tim Carstens
16 Little High Street
FREMANTLE WA 6160

Dear Tim

**VARIATION TO EMPLOYMENT AGREEMENT**

I refer to your Employment Agreement dated 6 May 2008 entered into with Base Iron Limited (**Company**).

The purpose of this letter is to seek your agreement to a variation to your Employment Agreement by deleting clause 9 and replacing it with the following:

> *"In the event that the Managing Director is made redundant by the Company or is terminated without cause, the Company must make a payment to the Managing Director as follows:*
>
> *(a) 3 months remuneration following 12 months employment;*
>
> *(b) 6 months remuneration following 24 months employment; and*
>
> *(c) 12 months remuneration following 36 months employment."*

In relation to the Employee Options allocated to you, the Board confirms that they will run full term and do not expire at termination of your employment. All other terms and conditions of the Employment Agreement remain valid and in force.

Could you please confirm your agreement to the matters set out in this letter by signing in the appropriate place below and returning it to me for filing.

Yours sincerely

**Andrew King**
**Chairman**
**Base Iron Limited**

---

I, Tim Carstens, agree to the variation to my Employment Agreement as set out above.

Sign

TIM CARSTENS
Name

20 OCTOBER 2009.
Date